As Filed with the Securities and Exchange Commission on March 6, 2002 ______________________________________________Registration Number_

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BioShield Technologies, Inc.
             (Exact name of registrant as specified in its charter)

         Georgia                                     58-2181628
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification Number)

                      4405 International Blvd. - Suite B109
                             Norcross, Georgia 30093
                            Telephone: (770) 925-3653
                    (Address of principal executive offices)

                          BioShield Technologies, Inc.
                      2001 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                747 Third Avenue
                             New York New York 10017
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

                       CALCULATION OF REGISTRATION FEE (1)
================================================================================
 Title of                         Proposed         Proposed
 securities                        maximum          maximum        Amount of
   to be         Amount to be   offering price     aggregate      registration
 registered       registered      per share      offering price       fee
--------------------------------------------------------------------------------
Common Stock      7,000,000        $0.185          $1,295,000        $382.03
No par value
--------------------------------------------------------------------------------

(1) Registration fee has been calculated based upon closing bid price of $0.185 as of February 28, 2002

         The Registrant previously filed a Form S-8 Registration Statement on December 28, 2001 (SEC File No. 333-76036) so as to register 7,000,000 shares of its common stock underlying the maximum number of options (7,000,000) which were then permitted to be issued in accordance with its "broadly based" 2002 Non-Statutory Stock Option Plan ("Plan"). This new Form S-8 Registration Statement is being filed so as to register an additional 7,000,000 shares of Registrant's common stock in accordance with Amended Plan, which increased the number of options available for issuance from 7,000,000 to 14,000,000. In all other respects the Plan and Prospectus are substantially identical to those previously filed on December 28, 2001 as Exhibits 4 and 99 to S-8 File No. 333-76036. In accordance with Instruction E to Form S-8 the contents of S-8 No. 333-76036 are herewith incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-KSB, as amended to date.

         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in
                  (a) above and

         (c)      Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The total number of shares authorized which the corporation shall have authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, no par value per share without cumulative voting rights and without any preemptive rights and 10,000,000 shares shall be Preferred Stock, no par value per share. On December 21, 2001, at the Company's Annual Meeting of Stockholders, the proposal to increase authorized shares of common stock to 100,000,000 was approved and the amended certificate for such purposes was filed with the applicable Georgia authorities on February 28, 2002.

Item 5.  Interest of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunities of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liabilities set forth in the Code and (iv) for transactions from which the director derived an improper personal benefit.
Article VI of the Company's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Company to the fullest extent authorized by the Georgia Business Corporation Code.

In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Company for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Company. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Company may not indemnify any director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction. Article 9 of the Company's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

The Company also maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

Item 7.  Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia on February 28, 2002.

                                          BioShield Technologies, Inc.


                                         /Timothy C. Moses/
                                          ----------------------------
                                      By: Timothy C. Moses, Chairman,
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Name                                                       Date



/Timothy C. Moses/       Chairman, President                   February 28, 2002
-----------------        and Chief Executive Officer
 Timothy C. Moses



/Angela B. Howell/       Secretary-Treasurer                   February 28, 2002
-----------------        and a Director
 Angela B. Howell



/Rodothea Milatou/       Director                              February 28, 2002
--------------------
Dr. Rodothea Milatou



/Alan Lingo/             Director                              February 28, 2002
-----------
 Alan Lingo



/Kevin Smith/            Director                              February 28, 2002
---------------
Dr. Kevin Smith

                                                             Page in Sequential
Exhibit Index.                                                  Number system



(1) Not Applicable
(2) Not Applicable
(3) Not Applicable
(4) Instrument defining the rights of security holders -
    2002 Non-Statutory Stock Option Plan                              8
(5) Consent and Opinion of Gary B. Wolff, P.C., 747 Third
    Avenue, New York, New York 10017 regarding legality of
    securities registered under this Registration Statement
    and to the references to such attorney in the
    Registration Statement on Form S-8                                16
(6) Not Applicable
(7) Not Applicable
(8) Not Applicable
(9) Not Applicable
(10)Not Applicable
(11)Not Applicable
(12)Not Applicable
(13)Not Applicable
(14)Not Applicable
(15)Not Applicable
(16)Not Applicable
(17)Not Applicable
(18)Not Applicable
(19)Not Applicable
(20)Not Applicable
(21)Not Applicable
(22)Not Applicable
(23)Consent of Feldman Sherb & Co., ,P.C.,
    Certified Public Accountants for the Company
    for years ended June 30, 2000 and 2001                            17
(24)Not Applicable
(25)Not Applicable
(26)Not Applicable
(27)Not Applicable
(99)Prospectus dated December 21, 2001 as Amended
    February 28, 2002                                                 18